   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 21, 1996

                                                      REGISTRATION NO. 33-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                              ITT INDUSTRIES, INC.
               (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)

                   INDIANA                                      13-5158950
       (STATE OR OTHER JURISDICTION OF                       (I.R.S. EMPLOYER
        INCORPORATION OR ORGANIZATION)                     IDENTIFICATION NO.)

                  4 WEST RED OAK LANE, WHITE PLAINS, NY 10604
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                               ------------------

                       STOCK OPTION INCENTIVE PLAN (1977)
                    ITT INDUSTRIES 1986 INCENTIVE STOCK PLAN
                    1994 ITT INDUSTRIES INCENTIVE STOCK PLAN
                           (FULL TITLE OF THE PLANS)
                               ------------------

     GWENN L. CARR, VICE PRESIDENT, ASSOCIATE GENERAL COUNSEL AND SECRETARY
                              ITT INDUSTRIES, INC.
                              4 WEST RED OAK LANE
                             WHITE PLAINS, NY 10604
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

  TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE: (914) 641-2000

                             ---------------------

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
                                                      PROPOSED        PROPOSED
                                        AMOUNT        MAXIMUM         MAXIMUM        AMOUNT OF
       TITLE OF SECURITIES               TO BE     OFFERING PRICE    AGGREGATE      REGISTRATION
         TO BE REGISTERED             REGISTERED*   PER SHARE**   OFFERING PRICE**       FEE*
--------------------------------------------------------------------------------------------------
Common Stock ($1 par value per
  share)..........................    14,000,000      $25.625       $358,750,000      $123,707
                                        shares
Series A Participating Cumulative
  Preferred Stock Purchase
  Rights..........................    14,000,000
                                        rights+
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------

     * Does not include the following securities being carried forward hereunder pursuant to Rule 429: 13,007 relate to Registration No. 2-77677; 941,198 relate to Registration No. 33-5412; and 6,674,436 relate to Registration No. 33-53771; in each case the appropriate filing fee having been paid with respect to each registration.

     ** Estimated solely for the purpose of determining the registration fee and, in accordance with Rule 457(h), based upon the average of the high and low sale prices of the Common Stock reported in the consolidated reporting system for February 15, 1996.

     + The Series A Participating Cumulative Preferred Stock Purchase Rights (the "Rights") are appurtenant to and trade with the Common Stock. The value attributable to the Rights, if any, is reflected in the market value of the Common Stock and the registration fee for the Rights is included in the fee for the Common Stock.
                             ---------------------

     PURSUANT TO RULE 429 PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION, THE PROSPECTUS CONTAINED IN THIS REGISTRATION STATEMENT ALSO WILL BE USED IN CONNECTION WITH SECURITIES REGISTERED PURSUANT TO REGISTRATION NOS. 2-77677, 33-5412 AND 33-53771.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The Company is the successor to ITT Corporation ("ITT"). The following documents filed by ITT and, in the case of items (e) and (f) and the Current Report on Form 8-K dated December 21, 1995 referred to in item (d), the Company, with the Securities and Exchange Commission (the "Commission") (File No. 1-5627) are hereby incorporated by reference in this Prospectus:

          (a) Annual Report on Form 10-K for the year ended December 31, 1994;

          (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1995;

          (c) Proxy Statement for the Special Meeting of Shareholders on September 21, 1995 (Filed with the Commission on August 28, 1995);

          (d) Current Reports on Form 8-K dated February 6, March 31, June 8, November 7, November 16, and December 21, 1995;

          (e) Form 8-B dated December 20, 1995; and

          (f) Form 8-B/A dated February 5, 1996.

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing with the Commission of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in the Registration Statement or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The audited financial statements and schedules incorporated by reference in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

     Robert W. Beicke, Esq., whose legal opinion with respect to the securities registered hereunder is filed as Exhibit 5 hereto, is an employee of the Company and participates in certain of its stock benefit plans.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 23-1-37-8 and Section 23-1-37-13 of the Indiana Business Corporation Law ("IBCL") provide that the Company may indemnify any individual made a party to a proceeding (including a proceeding by or in the right of the Company) because the individual is or was a director, officer, employee or agent of the Company against liability incurred in the proceeding if the individual acted in good faith and reasonably believed (i) in the case of conduct in the individual's official capacity with the Company, that the individual's conduct was in the Company's best interests and (ii) in all other cases, that the individual's conduct was at least not opposed to the Company's best interests. In the case of any criminal proceeding, the individual must have had either reasonable cause to believe the conduct was lawful or no reasonable cause to believe that it was unlawful. The Company's By-laws provide for the above indemnification of directors and officers. Reference is made to the Company's By-laws filed with the Company's Form 8-B dated December 20, 1995. In addition, Section 23-1-37-9 and Section 23-1-37-13 provide that the Company, unless limited by its articles of incorporation, must indemnify a director or officer who was wholly successful in the defense of any proceeding to which the director or officer was a party because the director or officer is or was a director or officer of the Company against reasonable expenses incurred by the director or officer in connection with the proceeding. The Company's Articles of Incorporation do not limit the indemnification provided by the IBCL. Reference is made to the Company's Articles of Incorporation, as amended, filed with the Company's Form 8-B dated December 20, 1995.

     The Company also has provided liability insurance for the directors and officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers and has entered into, or expects to enter into, an indemnification agreement with each of its directors. Under its form of indemnification agreement, the Company agrees to indemnify its directors against all expenses, liabilities or losses incurred by the directors in their capacity as such: (i) to the fullest extent permitted by applicable law; (ii) as provided in the By-laws of the Company as in effect on the date of such agreement; and (iii) in the event the Company does not maintain the aforementioned insurance or comparable coverage, to the full extent provided in the applicable policies as in effect on the date of such agreement (the Company's obligations described in (ii) and (iii) being subject to certain exceptions).

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8.  EXHIBITS.

     See Exhibit Index elsewhere herein.

ITEM 9.  UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

           (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

     (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer of controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, AND BY THE UNDERSIGNED IN THE CAPACITY INDICATED, IN THE CITY OF WHITE PLAINS AND STATE OF NEW YORK ON THIS 21ST DAY OF FEBRUARY, 1996.

                                          ITT Industries, Inc.

                                          By:   /s/ RICHARD J. M. HAMILTON
                                            ------------------------------------
                                                   Richard J. M. Hamilton
                                            Senior Vice President and Controller
                                               (Principal Accounting Officer)

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints VINCENT A. MAFFEO, GWENN L. CARR and ROBERT W. BEICKE, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all such capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                  SIGNATURE                                TITLE                     DATE
---------------------------------------------  -----------------------------  ------------------
              /s/ D. TRAVIS ENGEN              Chairman, President and Chief   February 20, 1996
---------------------------------------------     Executive and Director

               D. Travis Engen
        (Principal Executive Officer)

               /s/ HEIDI KUNZ                    Senior Vice President and     February 20, 1996
---------------------------------------------              Chief
                 Heidi Kunz                          Financial Officer
        (Principal Financial Officer)

             /s/ RAND V. ARASKOG                         Director              February 20, 1996
---------------------------------------------
               Rand V. Araskog

            /s/ ROBERT A. BURNETT                        Director              February 20, 1996
---------------------------------------------
              Robert A. Burnett

           /s/ CURTIS J. CRAWFORD                        Director              February 20, 1996
---------------------------------------------
             Curtis J. Crawford

                  SIGNATURE                                TITLE                     DATE
---------------------------------------------  -----------------------------  ------------------
           /s/ MICHEL DAVID-WEILL                        Director              February 20, 1996
---------------------------------------------
             Michel David-Weill

            /s/ S. PARKER GILBERT                        Director              February 20, 1996
---------------------------------------------
              S. Parker Gilbert

             /s/ EDWARD C. MEYER                         Director              February 20, 1996
---------------------------------------------
               Edward C. Meyer

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To ITT Industries, Inc.:

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 13, 1995 on the consolidated financial statements of ITT Corporation (renamed ITT Industries, Inc.) and subsidiaries included in ITT Corporation's Proxy Statement for the Special Meeting of Stockholders on September 21, 1995 and to all references to our firm included in or made a part of this Registration Statement.

                                          /s/ ARTHUR ANDERSEN LLP
                                            Arthur Andersen LLP

Stamford, CT
February 20, 1996

                                LIST OF EXHIBITS

EXHIBIT
  NO.                            TITLE                                      LOCATION
--------  ----------------------------------------------------   -------------------------------
 4.       Instruments defining the rights of security holders,
          including indentures:
   (a)    ITT Industries, Inc.'s Articles of Incorporation....   Incorporated by reference to
                                                                   Exhibit 3.1 to ITT
                                                                   Industries' Form 8-B dated
                                                                   December 20, 1995 (CIK No.
                                                                   216228, File No. 1-5627).
   (b)    Agreement and Plan of Merger dated November 1,
          1995................................................   Incorporated by reference to
                                                                   Exhibit A to ITT Industries,
                                                                   Inc.'s Form 8-B dated
                                                                   December 20, 1995 (CIK No.
                                                                   216228, File No. 1-5627).
   (c)    ITT Industries, Inc.'s By-laws......................   Incorporated by reference to
                                                                   Exhibit 3.2 to ITT
                                                                   Industries' Form 8-B dated
                                                                   December 20, 1995 (CIK No.
                                                                   216228, File No. 1-5627).
   (d)    Form of Rights Agreement between ITT Indiana, Inc.
          and The Bank of New York, as Rights Agent...........   Incorporated by reference to
                                                                   Exhibit 1 to ITT Industries,
                                                                   Inc.'s Form 8-A dated
                                                                   December 20, 1995 (CIK No.
                                                                   216228, File No. 1-5627).
 5.       Opinion re legality.................................   Filed herewith.
15.       Letter re unaudited interim financial information...   Not applicable.
23.       Consents of experts and counsel.....................   The consent of independent
                                                                   public accountants is filed
                                                                   herewith. The consent of
                                                                   counsel is incorporated by
                                                                   reference to Exhibit 5 filed
                                                                   herewith.
24.       Power of attorney...................................   See page II-4 of this
                                                                   Registration Statement.
28.P      Information from reports furnished to state
          insurance regulatory authorities....................   Incorporated by reference to
                                                                   exhibits to ITT Corporation's
                                                                   Form SE dated March 15, 1995
                                                                   relating to ITT Corporation's
                                                                   Form 10-K for the fiscal year
                                                                   ended December 31, 1994 (CIK
                                                                   No. 216228, File No. 1-5627).
99.       Additional exhibits.................................   None.